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                                                              EXHIBIT 10.02(b)


                                   AGREEMENT

                 AGREEMENT, dated as of December 15, 1993 (this "Agreement"), between CHICAGO TITLE AND TRUST COMPANY, an Illinois corporation (the "Company"), and Richard P. Toft, ("Participant").

                                  WITNESSETH:
                 WHEREAS, the Company has heretofore adopted the Chicago Title and Trust Company Annual Short Term Incentive Plan; the Chicago Title and Trust Company 1989 Performance Unit Incentive Plan for Units Issued in 1991; and the Chicago Title and Trust Company Quality Business Management Incentive Plan ("QBMI"); and

                 WHEREAS, Participant was designated to participate in the three plans in respect of 1993, and was awarded performance units under the 1989 Plan in January, 1991 (the 1991 Performance Units"); and

                 WHEREAS, the full payout for the Short Term Plan is based on the Net Operating Income for 1993; the payout which Participant is entitled to receive under the Performance Unit Plan in respect of 1993 is based on the Company's Average Return On Equity for the years 1991, 1992 and 1993, as well
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as on the actual or assumed Dividend payable to Alleghany or transferable to the Contributed Assets Account of Chicago Title and Trust; and the payout which Participant is entitled to receive in respect of the QBMI program for Policy Year 1990 is based upon the Loss Ratio experience for that Policy Year for the three Divisions as measured during the four-year period ending on December 31, 1993 (the "Policy Year Loss Ratio"); and

                 WHEREAS, the 1993 Net Operating Income, the 1991-1993 Average Return On Equity, the Dividend Level for 1993 and the Policy Year 1990 Loss Ratio will not be finally determined until the completion of the Company's audited financial statements for the year ending December 31, 1993 (the 1993 Audited Financial Statements"), and

                 WHEREAS, the Company desires, and has taken the necessary corporate action, to pay to Participant in 1993 the estimated amounts of payouts in respect of 1993 under the Annual Short Term Incentive Plan, 90% of the estimated amounts of payouts in respect of 1991 under the 1989 Performance Unit Incentive Plan for Units Issued in 1991, 70% of the estimated amounts of payouts in respect of the QBMI Plan for Policy Year 1990 and 80% of the QBMI hold back from



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your short term incentive for that Policy Year, on the condition that
Participant enter into this Agreement providing for the repayment to the Company of any amounts in excess of those amounts to which he is entitled upon completion of the 1993 Audited Financial Statements and the final determination of the 1993 Net Operating Income, the 1991-1993 Average Return On Equity, the Dividend Level for 1993 and the Policy Year 1990 Loss Ratio.

                 NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements and promises contained herein and in the Plan, and subject thereto, the parties hereto agree as follows:

                 1. The Company hereby pays to Participant the amount of $233,578 in cash under the Annual Short Term Incentive Plan in respect of 1993, the amount of $297,704 in cash under the 1989 Performance Unit Incentive Plan for Units Issued in 1991 and the amount of $112,577 in cash under the QBMI Plan for Policy Year 1990 (the "Estimated Amounts"), for a total gross payment of $643,859.

                 2. Upon the completion of the 1993 Audited Financial Statements, the Company promptly shall finally


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determine the 1993 Net Operating Income, the 1991-1993 Average Return On
Equity, the Dividend Level for 1993 and the Policy Year 1990 Loss Ratio and as soon as practicable thereafter shall send a notice to Participant setting forth such final determinations, the amounts to which the Participant is finally entitled under the three plans in respect of 1993, and the differences, if any, between the Estimated Amounts and the Final Amounts (the "Notice") . The determination of the Company with respect to the foregoing shall be final and binding unless otherwise determined by the Board of Directors of the Company.

                 3. In the event that the Estimated Amounts are in excess of the Final Amounts, Participant hereby agrees to repay to the Company, within five (5) business days of receipt of the Notice, an amount in cash or personal check equal to the differences between the Estimated Amounts and the Final Amounts.

                 4. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors, assigns, heirs and personal representatives, as the case may be.

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                 5.  This Agreement shall be construed and administered
according to the laws of the State of Illinois applicable to agreements made and to be performed entirely within such state.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.

                                                 CHICAGO TITLE AND TRUST COMPANY


                                                 By/s/ LaNette Zimmerman
                                                 -----------------------------
                                                 Name:  LaNette Zimmerman
                                                 Title:  Senior Vice President


                                                  /s/ Richard P. Toft
                                                  ----------------------------
                                                             (Participant)



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